Exhibit 10.3

Loan No.: 00022221

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of May 24, 2023, by THE ENTITIES SET FORTH ON SCHEDULE I attached hereto, each a Delaware limited liability company, each having its principal place of business at 38 Washington Square, Newport, Rhode Island 02840 (hereinafter referred to individually as a “Borrower” and collectively as “Borrower” or “Borrowers” as the context may require, provided, however, that the context shall always be one which affords Indemnitee the broadest possible rights and remedies under the Loan Documents and which permits Indemnitee, in its discretion, to enforce the obligations and liabilities hereunder against one or more of the entities comprising Borrower), and HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 405 Park Avenue, New York, New York 10022 (“Guarantor”); Borrower and Guarantor hereinafter referred to, individually and collectively, as the context may require, as “Indemnitor”, in favor of BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation, having an address at 745 Seventh Avenue, New York, New York 10019 (“Barclays”), SOCIÉTÉ GÉNÉRALE FINANCIAL CORPORATION, having an address at 245 Park Avenue, New York, New York 10167 (“SocGen”) and KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211 (“KeyBank”; and together with Barclays and SocGen, and their respective successors and/or assigns, individually and/or collectively, as the context may require, “Indemnitee”) and the other Indemnified Parties (as defined in the Loan Agreement).

RECITALS:

The following recitals are a material part of this Agreement.

A.            Borrower is the owner of the Property.

B.            Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the original principal amount of $240,000,000.00 pursuant to a Loan Agreement of even date herewith between Indemnitee and Borrower (the “Loan Agreement”), which Loan shall be evidenced by one or more promissory notes, each dated the date hereof, and made by Borrower in favor of Lender (individually and collectively, as the context may require, the “Note”) and secured by, among other things one or more mortgages/deeds of trust/deeds to secure debt, dated as of the date hereof, given by Borrower to or for the benefit of Indemnitee and encumbering the Property (individually and collectively, as the context may require, the “Security Instrument”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

C.            Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D.            Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby agrees for the benefit of the Indemnified Parties as follows:

1.            Indemnification. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold the Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to the Property by any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property in violation of Environmental Law; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property in violation of Environmental Law; (c) any activity by Indemnitor, any Affiliate of Indemnitor, and any tenant or other user of the Property in connection with any use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Affiliate of Indemnitor, and any tenant or other user of the Property in connection with any Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any applicable Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including any failure by Indemnitor, Affiliate of Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any applicable Environmental Laws with respect to the Property; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with the environmental condition of the Property; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including costs to investigate and assess such injury, destruction or loss; (i) intentionally omitted; (j) intentionally omitted; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on the Property, in each case solely relating to Hazardous Substances or the environmental condition of the Property; and (l) any misrepresentation or inaccuracy in any material respect in any material representation or warranty relating to the environmental condition of the Property or material breach or failure to perform any covenants or other obligations relating to the environmental condition of the Property pursuant to this Agreement or the Loan Agreement.

2.            Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of such Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s written consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable, out-of-pocket fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals reasonably engaged in connection therewith; provided, however, that Indemnitor shall not be liable for, and shall not have to pay or reimburse the Indemnified Parties for, the fees and expenses of more than one (1) general counsel, and one (1) separate local counsel for the state in which the Property is located. In no event shall any Indemnitee engage counsel that has or is reasonably likely to have a conflict of interest in relation to Indemnitor or any affiliates of Indemnitor.

3.            Definitions. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” means any actual out-of-pocket losses, damages (provided that “Losses” shall not include any special, indirect, consequential, exemplary, and/or punitive damages), costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees, engineers’ fees and environmental consultants’ fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards but in no event shall “Losses” include any sums incurred as a result of (and arising to the extent of) the gross negligence, fraud or willful misconduct of Indemnitee or the employees, principals, agents, contractors, consultants and representatives of Indemnitee or any other Indemnified Party.

4.            Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, except as expressly permitted in the Loan Documents, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Loan, or (vii) Indemnitee’s failure to record the Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

5.            Enforcement. The Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Debt, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt, which Indemnitee is entitled to do in its discretion. It is not necessary for an Event of Default to have occurred for the Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

6.            Survival. The indemnity obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing, the liabilities and obligations of Indemnitor hereunder shall not apply (i) to the extent that any such liability or obligation has been adjudicated as final (and is not subject to appeal) to have arisen from, or that Indemnitor can prove arose solely from, Hazardous Substances that: (a) were not present on the Property prior to the date (the “Foreclosure Date”) that Indemnitee or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise (including a deed in lieu or as applicable, assignment in lieu, that has been accepted by Indemnitee or its nominee) and (b) were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors; or (ii) for any events or matters to the extent that same arise or accrue after the date of a Mezzanine Control Event (as defined below). For the purposes hereof, a “Mezzanine Control Event” shall mean the occurrence of any of the following events: (i) the equity interests pledged by a Mezzanine Borrower to Mezzanine Lender are transferred in a public or private foreclosure or disposition (including without limitation under Section 9-610 of the Uniform Commercial Code); (ii) the equity interests pledged to Mezzanine Lender are accepted by Mezzanine Lender in full satisfaction of the Mezzanine Loan (including, without limitation, pursuant to Section 9-621 of the Uniform Commercial Code); or (iii) Guarantor ceases to be in control of Borrower as a result of the exercise by Mezzanine Lender of any remedies in the Mezzanine Loan Documents; provided in each instance of clause (i) or (ii) above, the applicable Guarantor does not any longer own any beneficial interest (directly or indirectly) in Borrower. Notwithstanding the foregoing, the continuing liability of Indemnitors hereunder shall terminate (other than with respect to (i) any outstanding unfulfilled obligations or claims that have been made pursuant thereto and (ii) any Losses with respect to the Individual Property known as South Douglas MOB – Midwest City, OK) on the date which is one (1) year after, as applicable, the Foreclosure Date or the date on which the obligations of Borrower under the Loan Documents have been indefeasibly paid in full (the “Satisfaction Date”), provided that such termination shall be further conditioned upon Indemnitee’s (or its servicer) receipt and reasonable approval of an updated Phase I environmental assessment report (and a follow up Phase II environmental assessment report if required by the Phase I), which report shall be dated, or last updated, to a date which is not earlier than the Satisfaction Date, showing no recognized environmental conditions or other materially adverse environmental conditions that were not disclosed in the Environmental Report. For the avoidance of doubt, the termination described in the preceding sentence shall not apply with respect to the Individual Property known as South Douglas MOB – Midwest City, OK and the indemnity obligations and liabilities of Indemnitor under this Agreement with respect to such Individual Property shall fully survive indefinitely.

For the purposes of this Agreement, “indefeasibly paid” means with respect to the making of any payment on or in respect of the Debt, that such payment of such Debt has been paid in full in cash (or that such payment of such Debt has been otherwise satisfied in a manner acceptable to the holders of the Debt in their discretion), and such Debt is no longer subject to any recission, restoration, or return.

7.            Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the lesser of (a) the Default Rate or (b) the maximum interest rate which Indemnitor may by law pay or the Indemnified Parties may charge and collect, from the date payment was due, provided that the foregoing shall be subject to the provisions of the Loan Agreement.

8.            Waivers. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b)            Indemnitor and Indemnitee hereby waive, to the fullest extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim, whether in contract, tort or otherwise, relating to this Agreement or any acts or omissions of any Indemnified Parties in connection therewith.

9.            Subrogation. Indemnitor shall take any and all reasonable actions, including institution of Legal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Person responsible for the presence of any Hazardous Substances at, in, on, under or migrating onto the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

10.            Indemnitor’s Representations and Warranties. Indemnitor represents and warrants (as of the date hereof) that (as to itself only):

(a)            if Indemnitor is a corporation, a limited liability company, a trust or partnership, it has the full corporate/ limited liability company/ partnership/ trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/ limited liability company/ partnership/ trust action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor;

(b)            if Indemnitor is a corporation, a limited liability company, a trust or partnership, its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

(c)            to Indemnitor’s actual knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would reasonably be expected to result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)            [Intentionally Omitted]

(e)            to the Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)            subject to general principles of equity and creditors’ rights, this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

11.            No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

12.            Notice of Legal Actions. Each party hereto shall, within ten (10) Business Days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other written communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or related to the Property which could reasonably be expected to materially and adversely affect the Property, and (ii) any Legal Action brought against such party or so related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 14 hereof.

13.            Intentionally Omitted.

14.            Notices. All notices or other written communications hereunder shall be made in accordance with (a) Section 10.6 of the Loan Agreement in the case of Lender and Borrower, and (b) the respective Guaranty Agreement executed by any Indemnitor other than Borrower in the case of any such Indemnitor.

15.            Counterparts. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

16.            No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

17.            Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18.            Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns.

19.            Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

20.            Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

21.            Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

22.            Governing Law. The governing law and related provisions set forth in Section 10.3 of the Loan Agreement (including, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Indemnitor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Indemnitor hereunder. Indemnitor hereby certifies that it has received and reviewed the Loan Agreement (including, Section 10.3 thereof). Indemnitor and Indemnitee submit to the jurisdiction of any State or federal court sitting in the City, County and State of New York.

23.            Waiver of Jury Trial. TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, INDEMNITOR AND INDEMNITEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDEMNITOR AND INDEMNITEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. INDEMNITOR AND INDEMNITEE ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

24.            Constituent Members. Notwithstanding anything to the contrary contained in this Agreement, (i) no shareholder, member or partner in Indemnitor (or any person or entity constituting same) or any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities is a shareholder, member or partner in Indemnitor (or any person or entity constituting same) or owns an interest in Indemnitor (or any person or entity constituting same) (each a “Constituent Member”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement, and Indemnitee hereby waives any and all such personal liability, and (ii) no recourse shall be had for the payment of any amounts owed hereunder, or for any claim based on this Agreement against any Constituent Member, any of their respective successors and assigns, or any of the assets of any Constituent Member, it being expressly understood that the sole remedy of Indemnitee or any other Indemnified Party with respect to such amounts and claims shall be against Indemnitor and the assets of Indemnitor.

25.            Replacement Guarantor. Notwithstanding anything to the contrary contained herein, Guarantor shall have the right to be released hereunder so long as Guarantor’s obligations hereunder are assumed by a Qualified Replacement Guarantor as and when provided in, and subject to, the applicable terms and conditions of the Loan Agreement, and upon such assumption, Guarantor shall be automatically released from its liabilities and obligations hereunder to the extent relating to matters first arising after, and to the extent expressly assumed by such Qualified Replacement Guarantor, prior to, the date of such assumption. In connection with the foregoing, promptly upon request from Guarantor, Lender shall provide to Guarantor a signed written release of Guarantor’s obligations hereunder in a commercially reasonable form, provided that the delivery (or non-delivery) of such written release shall have no effect on the automatic release provided for hereunder.

26.            Miscellaneous. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee, except as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, to the extent Indemnitee’s prior approval is required as set forth in this Agreement, such approval shall be deemed given if the first correspondence from Borrower to Indemnitee requesting such approval contains a conspicuous legend at the top of the first page thereof stating that “THIS IS A REQUEST FOR APPROVAL. IF YOU FAIL TO APPROVE OR DISAPPROVE SUCH REQUEST IN WRITING WITHIN SEVEN (7) BUSINESS DAYS, BORROWER MAY DELIVER A DEEMED APPROVAL NOTICE”, and any customary information and documents in Borrower’s possession reasonably requested by Indemnitee in writing prior to the expiration of such seven (7) Business Day period in order to adequately review the same has been delivered to Indemnitee and, if Indemnitee fails to approve or disapprove in writing within the seven (7) Business Day period, a second notice is delivered to Indemnitee from Borrower in an envelope marked “PRIORITY” requesting approval containing a conspicuous legend at the top of the first page thereof stating that “THIS IS A REQUEST FOR APPROVAL. IF YOU FAIL TO APPROVE OR DISAPPROVE SUCH REQUEST IN WRITING WITHIN THREE (3) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Indemnitee fails to approve or disapprove within the three (3) Business Day period.

(b)            Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include reasonable out-of-pocket legal fees and disbursements of Indemnitee.

(c)            Notwithstanding anything to the contrary contained in this Agreement, Indemnitor shall not be liable for any punitive, exemplary, special or consequential damages or diminution in value under any provision of this Agreement that would otherwise impose liability on Indemnitor for such damages.

(d)            If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

(e)            The following rules of construction shall be applicable for all purposes of this Agreement and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:

(i)	The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;

(ii)	The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;

(iii)	The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement;

(iv)	An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender; and

(v)	No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor as of the day and year first above written.

INDEMNITOR:

ARHC FMMUNIN01, LLC	ARHC PSNHTMA01, LLC
ARHC AHGBYWI01, LLC	ARHC UPHBGPA01, LLC
ARHC AHGVLWI01, LLC	ARHC UPMBGPA01, LLC
ARHC AHWTFWI01, LLC	ARHC UPHBGPA02, LLC
ARHC AHWTMWI01, LLC	ARHC SARCOIL01, LLC
ARHC AHKIEWI01, LLC	ARHC SCTEMTX01, LLC
ARHC BMWRNMI01, LLC	ARHC KEKWDTX01, LLC
ARHC DDHUDFL01, LLC	ARHC OOHLDOH01, LLC
ARHC DDLARFL01, LLC	ARHC SDGMDWOK01, LLC
ARHC HCTMPFL01, LLC	ARHC SPABYNY01, LLC
ARHC SSTMPFL01, LLC	ARHC SPTRYNY01, LLC
ARHC TPTMPFL01, LLC	ARHC SPABYNY02, LLC
ARHC WCWCHFL01, LLC	ARHC SPABYNY03, LLC
ARHC FMWEDAL01, LLC	ARHC SLESTPA01, LLC
ARHC GDFMHMI01, LLC	ARHC MESCSMI01, LLC
ARHC GFGBTAZ01, LLC	ARHC NCODSTX01, LLC
ARHC GHGVLSC01, LLC	ARHC BPBLPOH01, LLC
ARHC ECGVLSC01, LLC	ARHC FMTPAFL01, LLC
ARHC LMFMYFL01, LLC	ARHC ADERLCO01, LLC
ARHC MHCLVOH01, LLC	ARHC PNPENFL01, LLC
ARHC DMDCRGA01, LLC	ARHC PVGYRAZ01, LLC
ARHC RACLWFL01, LLC	ARHC MEFHDNJ01, LLC
ARHC RMRWLTX01, LLC	ARHC AGLAWGA01, LLC
ARHC CMSHTMI001, LLC	ARHC BJMERIN01, LLC
ARHC CMWTSMI001, LLC	ARHC ECAGRENC01, LLC
ARHC VSTALFL01, LLC	ARHC PMPEOAZ01, LLC
ARHC WMBRPMI01, LLC	ARHC HO4PSLB01, LLC
ARHC WHYRKPA01, LLC	ARHC SPALBNY01, LLC,
ARHC LMLANPA01, LLC	each a Delaware limited liability company
ARHC PSSGDMA01, LLC
ARHC PSWSGMA01, LLC

	By:	/s/ Michael R. Anderson
	Name:	Michael R. Anderson
	Title:	Authorized Signatory for each entity listed above

[Signatures continue on the following page]

Signature Page to Environmental Indemnity Agreement

INDEMNITOR:

HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	HEALTHCARE TRUST, INC., a Maryland corporation, its General Partner

	By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

Signature Page to Environmental Indemnity Agreement